UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 5, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
Notes Offering
On March 5, 2025, Axon Enterprise, Inc. (the “Company”) announced that it intends to offer, subject to market and other conditions, $1,500.0 million aggregate principal amount of its senior notes, comprising senior notes due 2030 (the “2030 Notes”) and senior notes due 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Notes”). A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The offering of the Notes will be made in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any security, including the Notes, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other security in any jurisdiction in which such offer, solicitation, or sale is unlawful.
Credit Agreement Amendment
In connection with the offering, the Company expects to enter into an amendment (the “Amendment”) to its credit agreement, dated December 15, 2022, by and between the Company, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities L.L.C., as sole bookrunner and sole left lead arranger, and the other lenders party thereto from time to time (as amended, supplemented or otherwise modified, the “Credit Agreement”), which Amendment would become effective substantially concurrently with the consummation of the offering. The Amendment is expected to increase the existing revolving credit facility (the “Revolving Facility”) under the Credit Agreement by $100.0 million to $300.0 million, with the ability to increase the Revolving Facility by an additional $100.0 million, increase the availability for the issuance of letters of credit by $20.0 million to $50.0 million, extend the maturity date of the Credit Agreement from December 15, 2027 to five years from the closing of the Amendment (or, in each case, the date that is six months prior to the stated maturity date of the 0.50% Senior Convertible Notes due 2027 (the “Convertible Notes”) unless the Convertible Notes have been redeemed, repurchased, converted or defeased in full), permit the offering and provide for other updates to the covenants and terms of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated March 5, 2025

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2025	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley Chief Operating Officer and Chief Financial Officer